CHIEF EXECUTIVE OFFICER
SECTION 906 CERTIFICATION UNDER SARBANES OXLEY ACT




I, Julian Sluyters, certify that:


1. I have reviewed this report, filed on behalf of The Central Europe & Russia Fund, Inc., on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss. 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





July 1, 2005                                         /s/ Julian Sluyters
                                                     Julian Sluyters
                                                     Principal Executive Officer
                                                     The Central Europe & Russia
                                                     Fund, Inc.


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CHIEF FINANCIAL OFFICER
SECTION 906 CERTIFICATION UNDER SARBANES OXLEY ACT




I, Paul Schubert, certify that:


1. I have reviewed this report, filed on behalf of The Central Europe & Russia Fund, Inc., on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss. 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





July 1, 2005                                         /s/ Paul Schubert
                                                     Paul Schubert
                                                     Chief Financial Officer
                                                     The Central Europe & Russia
                                                     Fund, Inc.